EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Commencement of $45 Million Modified Dutch Auction Tender Offer for Its Common Stock

ALHAMBRA, California, May 15, 2015 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the broadband and specialty fiber optics market, today announced the commencement of a modified "Dutch auction" tender offer to purchase shares of its common stock ("Common Stock"), up to an aggregate purchase price of $45 million, at a price not greater than $6.75 nor less than $6.25 per share, net to the seller in cash, less any applicable withholding taxes and without interest. The offer will expire at 5:00 p.m., New York City time, on Monday, June 15, 2015. The full terms and conditions of the offer are described in the Offer to Purchase, the related Letter of Transmittal and other materials relating to the tender offer (the "tender offer documents") that were filed today with the Securities and Exchange Commission (the "SEC") and are being distributed to shareholders.

The Company's intention to conduct the tender offer was previously announced on May 6, 2015.

While EMCORE’s Board of Directors has authorized the Company to make the tender offer, neither EMCORE nor its Board of Directors make any recommendation to any shareholder as to whether to tender or refrain from tendering any Common Stock or as to the price or prices at which shareholders may choose to tender their Common Stock. EMCORE has not authorized any person to make any such recommendation. Shareholders must decide whether to tender their Common Stock and, if so, how much Common Stock to tender and at what price or prices. In doing so, shareholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer, and should consult their own financial and tax advisors.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband and specialty fiber optics market. EMCORE provides optical components, subsystems and systems for Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. For further information about EMCORE, visit http://www.emcore.com.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; (g) the ability of the Company to commence and complete the tender offer, the price at which the Company purchases common stock pursuant to the tender offer or otherwise, and the number of Shares it is able to purchase pursuant to the tender offer or otherwise; (h) the ability of the Company to achieve the benefits contemplated by the tender offer, as well as management's response to any of the aforementioned factors and (i) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”).

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

Contact:
EMCORE Corporation
Mark Weinswig
(626) 293-3400
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com